UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2019

THE GORMAN-RUPP COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or other jurisdiction of Incorporation)

1-6747	34-0253990

(Commission File Number)	(I.R.S. Employee Identification No.)

600 South Airport Road, Mansfield, Ohio	44903

(Address of Principal Executive Offices)	(Zip Code)

(419) 755-1011

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 25, 2019, the Board of Directors of The Gorman-Rupp Company (the “Company”) appointed Jeffrey S. Gorman, the Company’s President and Chief Executive Officer, as Chairman of the Board. As previously disclosed, James C. Gorman, the Company’s long-standing Chairman, did not stand for re-election as a Director at the Company’s 2019 Annual Meeting of Shareholders held on April 25, 2019, at which time his service as a Director and as an Executive Officer of the Company ceased.

Also effective April 25, 2019, Scott A. King was appointed as Vice President and Chief Operating Officer of the Company. In this newly created position, Mr. King will be responsible for operational and financial oversight of all of the Company’s divisions and subsidiaries.

Mr. King, age 44, has served as the Company’s Vice President of Operations since March 2018 and as Vice President from April 2017 until February 2018. He previously held positions with the Gorman-Rupp Pumps USA division of the Company as Vice President and General Manager from January 2014 until March 2017, Vice President of Operations from June 2010 until December 2013, Director of Manufacturing from July 2007 until May 2010 and Manufacturing Manager from November 2004 until June 2007. Prior to joining the Company, Mr. King held a series of positions with several international, publicly-traded industrial companies. Mr. King holds an MBA from the University of Michigan and a Bachelor’s degree in Mechanical Engineering from the University of Minnesota.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. King and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. King and any other person pursuant to which Mr. King was appointed as an officer. There are no transactions in which Mr. King has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. King’s appointment as Vice President and Chief Operating Officer, he received an award of 1,000 unrestricted common shares of the Company, and he will be eligible to participate on the same basis as other executive officers in the Company’s long-term equity incentive compensation program, profit sharing program and other miscellaneous benefits provided to executives.

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of the Company was held on April 25, 2019 in Mansfield, Ohio (“Annual Meeting”). As of the record date, there were a total of 26,117,045 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 26,819,236 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting and the final voting results on each such matter.

1.

Fix the number of Directors of the Company at seven and to elect seven Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Jeffrey S. Gorman	18,730,428	109,495	2,979,313

M. Ann Harlan	18,418,656	421,267	2,979,313

Thomas E. Hoaglin	18,208,383	631,540	2,979,313

Christopher H. Lake	18,369,756	470,167	2,979,313

Sonja K. McClelland	18,751,020	88,903	2,979,313

Kenneth R. Reynolds	18,741,948	97,975	2,979,313

Rick R. Taylor	18,559,030	280,893	2,979,313

2.	Approve, on an advisory basis, the compensation of the Company’s named Executive Officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
18,667,241	113,516	59,166	2,979,313

3.	Ratify the appointment of Ernst & Young LLP as independent registered public accountants for the Company during the year ending December 31, 2019. The voting results were as follows:

For	Against	Abstain
21,693,065	96,979	29,192

Item 7.01 REGULATION FD DISCLOSURE.

On April 26, 2019, the Company issued a press release announcing the appointment of its new Chairman of the Board, the election of a new independent director and the appointment of its new Vice President and Chief Operating Officer. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 99.1 News Release dated April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By	/s/ Brigette A. Burnell
Brigette A. Burnell
Vice President, General Counsel and Corporate Secretary

April 26, 2019